UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to §240.14a-12

COMMONWEALTH REIT

(Name of the Registrant as Specified In Its Charter)

CORVEX MANAGEMENT LP

KEITH MEISTER

RELATED FUND MANAGEMENT, LLC

RELATED REAL ESTATE RECOVERY FUND GP-A, LLC

RELATED REAL ESTATE RECOVERY FUND GP, L.P.

RELATED REAL ESTATE RECOVERY FUND, L.P.

RRERF ACQUISITION, LLC

JEFF T. BLAU

RICHARD O’TOOLE

DAVID R. JOHNSON

JAMES CORL

EDWARD GLICKMAN

PETER LINNEMAN

JIM LOZIER

KENNETH SHEA

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This filing contains (1) a press release issued by Corvex Management LP and Related Fund Management, LLC on January 16, 2014 and (2) updated slides of the presentation filed by Corvex Management LP and Related Fund Management, LLC on December 18, 2013.

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CORVEX AND RELATED ANNOUNCE BOARD SLATE TO BE NOMINATED AT

SPECIAL MEETING OF COMMONWEALTH REIT SHAREHOLDERS

NEW YORK, January 16, 2014 – Corvex Management LP (“Corvex”) and Related Fund Management, LLC (“Related”), whose separately managed investment funds collectively own approximately 9.6% of the outstanding shares of CommonWealth REIT (NYSE:CWH), today announced that they intend to nominate a slate of five highly qualified trustees for consideration by CommonWealth shareholders: James Corl, Edward Glickman, Peter Linneman, Jim Lozier, and Kenneth Shea.

As previously announced, Corvex and Related have commenced the process to launch a new consent solicitation to remove the entire Board of Trustees of CommonWealth in accordance with the rules implemented by the Arbitration Panel ruling on November 18, 2013. To that end, Corvex and Related will file today revised preliminary consent solicitation materials with the Securities and Exchange Commission. Corvex and Related will request a record date for the new solicitation by February 16, 2014.

Keith Meister of Corvex and Jeff T. Blau of Related, said:

“After consulting with fellow shareholders, we are excited to propose a strong slate of nominees with significant, relevant real estate industry expertise, who we are confident have the track records and corporate leadership experience to create significant, long-term value for CommonWealth and all of its shareholders. Our slate of truly independent, accountable trustees will enable us to achieve our sole goal from the beginning — ceasing the value destruction caused by the Portnoys and enabling CommonWealth shareholders to take back their company. The holders of more than 70% of the outstanding shares previously supported our proposal to remove the entire CommonWealth Board of Trustees and we expect the same level of support for our consent solicitation.

“Recently, CommonWealth has conveniently unveiled various reversible, ‘check the box’ governance alterations that in our view do not give shareholders the ability to hold RMR accountable for its underperformance and enable the Portnoys to retain control of CommonWealth, despite their owning virtually no stock. Further, we firmly believe that the two recently-appointed Trustees will be no more ‘independent’ than the other Trustees, having been hand-picked by the same Board who supported every appalling action taken by the Portnoys over the past year to impede the will of CommonWealth’s shareholders. Among others, these actions include passing illegal bylaw amendments, which were rejected by the Arbitration Panel, and reinstating Trustee Joe Morea after only 14% of the outstanding shares were voted for him at the 2013 annual meeting, and then selecting him to spearhead CommonWealth’s efforts to improve governance. As long as the Portnoys maintain control of CommonWealth via their conflicted management structure, CommonWealth will continue its long-term track record of underperformance and value destruction.”

Additional Information on the Nominees

James Corl. James Corl has been a Managing Director at Siguler Guff & Company since 2009, and is the Head of Real Estate. Mr. Corl oversees the Firm’s real estate investment activities, setting investment strategy, designing and constructing the portfolio, identifying potential investments, and negotiating investment terms and conditions. Prior to joining Siguler Guff, Mr. Corl spent 13 years in the REIT investment industry, most recently as Chief Investment Officer for all of the real estate activities of Cohen & Steers, Inc., a leading investor in global real estate securities. While at Cohen & Steers, Inc. Mr. Corl was directly responsible for over $30 billion of client assets invested in mutual funds and institutional separate accounts around the world. As an Associate with the Real Estate Investment Banking group at Credit Suisse First Boston, Mr. Corl was involved in acquiring portfolios of non-performing loans and distressed real estate assets for CSFB’s Praedium Real Estate Recovery Fund, as well as restructuring troubled real estate companies as publicly traded REITs.

Edward Glickman. Edward Glickman is the Executive Director of the Center for Real Estate Finance Research and Clinical Professor of Finance at New York University Stern School of Business, and has been a Professor at the Stern School of Business since 2006. Mr. Glickman is also currently the Executive Chairman of FG Asset Management US, an alternative asset manager serving Korean investors, and is a Senior Advisor for Econsult Solutions, Inc., an econometric consulting firm. From 2004 to 2012 Mr. Glickman served as President and Chief Operating Officer of the Pennsylvania Real Estate Investment Trust, where he oversaw all operating functions and was a member of its Board of Trustees. Mr. Glickman has more than 30 years of experience in the real estate and financial services industry having been previously employed by The Rubin Organization, Presidential Realty Corporation, Shearson Lehman Brothers and Smith Barney. Mr. Glickman is a Fellow of the Royal Institute of Chartered Surveyors, a Certified Treasury Professional and a Registered Securities Principal.

Peter Linneman. From 1979 to 2011, Dr. Linneman was a Professor of Real Estate, Finance and Public Policy at the University of Pennsylvania, Wharton School of Business and is currently an Emeritus Albert Sussman Professor of Real Estate there. Dr. Linneman is currently a principal of Linneman Associates, a real estate advisory firm, and a principal of American Land Funds, a private real estate acquisition fund. For more than 35 years he has advised leading corporations and served on over 20 public and private boards, including serving as Chairman of Rockefeller Center Properties, where he led the successful restructuring and sale of Rockefeller Center in the mid-1990s. Dr. Linneman has won accolades from around the world, including PREA’s prestigious Graaskamp Award for Real Estate Research, Wharton’s Zell-Lurie Real Estate Center’s Lifetime Achievement Award, Realty Stock Magazine’s Special Achievement Award, and has been named “One of the 25 Most Influential People in Real Estate” by Realtor Magazine and was included in The New York Observer’s “100 Most Powerful People in New York Real Estate.”

Jim Lozier. Jim Lozier served as co-founder and CEO of Archon Group L.P. from its formation in 1996 until 2012. Archon, a wholly owned subsidiary of Goldman Sachs, is a diversified international real estate services and advisory company that under Mr. Lozier’s leadership managed 36,000 assets with a gross value of approximately $59 billion and over 8,500 employees in offices located in Washington D.C., Los Angeles, Dallas, Boston, Asia and Europe. Prior to the formation of Archon, Mr. Lozier was an employee of the J.E. Robert Company and was responsible for managing the Goldman Sachs/J.E. Robert joint venture for two years. Mr. Lozier directed the acquisition efforts of the joint venture between GS and JER from 1991-1995.

Jim has served on the Board of Directors of Dallas CASA (Court Appointed Special Advocates for Children) since 1999, and currently is on the Executive Committee and is heading CASA’s capital campaign.

Kenneth Shea. Kenneth Shea is the President of Coastal Capital Management LLC, an affiliate of Coastal Development, LLC, a New York-based privately-held developer of resort destinations, luxury hotels and casino gaming facilities. Prior to joining Coastal in September 2009, from July 2008 to August 2009, Mr. Shea was a Managing Director for Icahn Capital LP, where Mr. Shea had responsibility for principal investments in the gaming and leisure industries. From 1996 to 2008, Mr. Shea was employed by Bear, Stearns & Co., Inc., where he was a Senior Managing Director and global head of the Gaming and Leisure investment banking department. At Bear, Stearns, Mr. Shea played an active role on over $55 billion of M&A and capital raising transactions for many of the leading public companies in the gaming and leisure sector including Harrah’s Entertainment, Inc., Station Casinos Inc., Penn National Gaming Inc., Las Vegas Sands Corp., Wynn Resorts Ltd., and Carnival Corp. Mr. Shea currently serves on the board of directors of CVR Refining, LP.

Additional Information Regarding the Solicitation

Corvex Management LP and Related Fund Management, LLC have filed a preliminary solicitation statement with the Securities and Exchange Commission (the “SEC”) to (1) solicit consents to remove the entire board of trustees of CommonWealth REIT (the “Removal Proposal”), and (2) elect five new trustees at a special meeting of shareholders that must be promptly called in the event that the Removal Proposal is successful. Investors and security holders are urged to read the preliminary solicitation statement in its entirety, and the definitive solicitation statement and other relevant documents when they become available, because they will contain important information regarding the solicitation. The preliminary and definitive solicitation statement and all other relevant documents will be available, free of charge, on the SEC’s website at www.sec.gov.

The following persons are participants in connection with the solicitation of CommonWealth REIT shareholders: Corvex Management LP, Keith Meister, Related Fund Management, LLC, Related Real Estate Recovery Fund GP-A, LLC, Related Real Estate Recovery Fund GP, L.P., Related Real Estate Recovery Fund, L.P., RRERF Acquisition, LLC, Jeff T. Blau, Richard O’Toole, David R. Johnson, James Corl, Edward Glickman, Peter Linneman, Jim Lozier and Kenneth Shea. Information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, to the extent applicable, is available in the preliminary solicitation statement to be filed today with the SEC.

About Corvex Management LP

Corvex Management LP is an investment firm headquartered in New York, New York that engages in value-based investing across the capital structure in situations with identifiable catalysts. Corvex was founded in March 2011 and follows an opportunistic approach to investing with a specific focus on equity investments, special situations and distressed securities largely in North America.

About Related Fund Management LLC

Related Fund Management, LLC is an affiliate of Related Companies, one of the most prominent privately-owned real estate firms in the United States. Formed 40 years ago, Related is a fully integrated, highly diversified industry leader with experience in virtually every aspect of development, acquisitions, management, finance, marketing and sales. Related’s existing portfolio of real estate assets, valued at over $15 billion, is made up of best-in-class mixed-use, residential, retail, office and affordable properties. For more information about Related Companies please visit www.related.com.

For further information, contact:

Rupal Doshi

Corvex

(212) 474-6750

rdoshi@corvexcap.com

Joanna Rose

Related

(212) 801-3902

jrose@related.com

INVESTORS:

Edward McCarthy / Richard Grubaugh

D.F. King & Co., Inc.

(212) 269-5550

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Additional Information Regarding the Solicitation

Corvex Management LP and Related Fund Management, LLC have filed a preliminary solicitation statement with the Securities and Exchange Commission (the “SEC”) to (1) solicit consents to remove the entire board of trustees of CommonWealth REIT (the “Removal Proposal”), and (2) elect five new trustees at a special meeting of shareholders that must be promptly called in the event that the Removal Proposal is successful. Investors and security holders are urged to read the preliminary solicitation statement in its entirety, and the definitive solicitation statement and other relevant documents when they become available, because they will contain important information regarding the solicitation. The preliminary and definitive solicitation statement and all other relevant documents will be available, free of charge, on the SEC’s website at www.sec.gov.

The following persons are participants in connection with the solicitation of CommonWealth REIT shareholders: Corvex Management LP, Keith Meister, Related Fund Management, LLC, Related Real Estate Recovery Fund GP-A, LLC, Related Real Estate Recovery Fund GP, L.P., Related Real Estate Recovery Fund, L.P., RRERF Acquisition, LLC, Jeff T. Blau, Richard O’Toole, David R. Johnson, James Corl, Edward Glickman, Peter Linneman, Jim Lozier and Kenneth Shea. Information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, to the extent applicable, is available in the preliminary solicitation statement to be filed today with the SEC.

Update on Recent Events
The Arbitration Panel Has Spoken
On November 18, 2013, the Arbitration Panel (“Panel”) issued an award that struck down the illegal bylaws that stripped shareholders of their right to vote through a consent solicitation
We were further vindicated when the Panel also ordered a clearly defined set of procedures for a new consent solicitation and:
After two weeks of live testimony and reviewing hundreds of exhibits, we believe the Panel plainly agreed with our view that the Portnoys are highly incentivized and capable of continuing their campaign of shareholder disenfranchisement
Prohibited any action intended to impede or frustrate the new solicitation, and
Declared it would remain available to resolve any issues or disputes in the new consent solicitation
-
Arbitration Panel, November 18, 2013
“There is no question that CWH’s Bylaws…erect a complex wall of procedural hurdles  to any consent solicitation.”

Update on Recent Events
The Trustees’ Actions Speak Louder Than Words
The Trustees’ misconduct over the past year is startling:
Approved a massively dilutive equity offering,
Passed unprecedented, illegal bylaw amendments,
Lobbied to amend Maryland law under the cover of darkness, and
Wasted over $30 million of shareholder money on year-long litigation process
In our view, the Trustees accomplished nothing
– But their actions say more about their true intentions than their promises ever can
We and the Company are in the same position we would be in to begin with had the Portnoys simply allowed for the shareholder vote that was granted to shareholders in the Company’s
Declaration of Trust 27 years ago
The Panel recognized that shareholders have the right to vote in a consent solicitation to remove Trustees without cause “at any time”
The Panel has implemented a clearly defined set of procedures to hold a new consent solicitation
These actions were taken to prevent shareholders from simply holding a vote, but what did they
accomplish?
Shareholders are finally poised to take back CommonWealth and decide its future

The Portnoys’ Corporate Governance Proposals
Why It’s All Smoke and Mirrors
Reality Our Proposal
Annual Elections
• Requires a total of four annual meetings
with a full de-staggering not taking place
until May 2017
• Remaining Trustees are still empowered
to reinstate a trustee, such as Joseph
Morea, who was not re-elected but
reinstated earlier this year
• Bylaws still require two Managing
Trustees to be employees of RMR
• Current Managing Trustees are in
our opinion responsible for the poor
state of CWH
• MUTA allows CWH to unilaterally re-
stagger its board at any time
• The Portnoys refuse to answer whether
they will insist on impossible procedural
requirements to nominate Trustees,
including twice-rejected 3%/3-year rule
• Does not clarify when they deem current
disputes to be resolved or whether future
disputes with other shareholders will also
delay implementation of their proposals
Portnoys’ Proposal
Annual election of Trustees
will begin in 2015 following a
shareholder vote at the 2014
Annual Meeting and
resolution of the pending
disputes with Corvex/Related
Annual Elections at the
next (2014) Annual Meeting

Corvex/Related’s Strategic Plan
Disruptive Transition of Authority – “Plan B”
In the event the Trustees are not cooperative in transitioning authority, Related and Corvex, clearly incentivized to minimize disruption as one of CWH’s largest shareholders, have a plan to protect the Company
Shareholders should not be coerced into voting for the current board out of fear that the existing Trustees will “burn down the house” on the way out the door
Jim Lozier, a 30+ year industry veteran, can be retained to lead the company on an interim basis*
Mr. Lozier served as co-founder and CEO of the Archon Group L.P., a subsidiary of
Goldman Sachs, from its formation in 1996 until 2012
During Mr. Lozier’s tenure at Archon, the company grew from 320 employees to 8,500 employees managing 36,000 assets with a gross value of approximately $59 billion
CBRE, one of the world’s largest integrated real estate services firms, has agreed to provide interim property management services**
Successfully managed transition of leasing / management services for 1.2 billion square feet of commercial properties in the U.S. over the previous nine years, including transitions done under significant time pressure
Related and Corvex have agreed to purchase up to 51% of the bank debt in order to prevent acceleration of the Company’s debt
*  Mr. Lozier is providing consulting services to Related in connection with Related’s investment in CommonWealth and has agreed to serve in the role of interim CEO of the Company on such terms as may be reasonably agreed to by Mr. Lozier and CWH.
** CBRE will perform management and leasing services on customary terms to be agreed to in the event CommonWealth’s management agreement with RMR is terminated.